Exhibit 99.2

TrueCar Announces Short-Term Extension of USAA Car Buying Service
Partnership to remain in effect through September 2020

SANTA MONICA, CALIF., February 20, 2020 – TrueCar, Inc. (NASDAQ: TRUE) announced today that it has entered into a short-term agreement effective February 14 to extend its partnership with USAA Federal Savings Bank (USAA FSB) to continue to power the USAA Car Buying Service through September 30, 2020. Revenue share from USAA FSB to TrueCar will remain the same as it was under the previous agreement. In addition, USAA FSB will pay a $20 million transition services fee to TrueCar.

“While this outcome was unexpected, we believe the short-term agreement will benefit us over the next several quarters as we continue to focus on our core business,” said Mike Darrow, TrueCar’s Interim President and Chief Executive Officer. “USAA has made clear to us that it has decided to stop providing a car buying service to its members later this year in an effort to simplify its business and focus on its core product offerings after a reassessment of its strategic direction, and that this decision was unrelated to the performance of our program or product offerings. Looking ahead, TrueCar is well positioned to leverage the progress we’ve made in our rebrand and our new consumer experience as we diversify our sources of traffic and expand our target customer demographic. Furthermore, we are confident that TrueCar will maintain adjusted EBITDA margins in 2020.”

Conference Call Information

TrueCar will provide further detail on financial expectations for 2020 during its regularly scheduled earnings conference call at 4:30 p.m. Eastern Time on February 20. A live webcast of the call will be accessible through the Investor Relations section of TrueCar's website at ir.true.com.

To participate, domestic callers should dial 1-877-407-0789 and international callers should dial 1-201-689-8562. A replay of the call may be accessed the same day from 7:30 p.m. Eastern Time on Thursday, February 20, 2019 until 11:59 p.m. Eastern Time on Thursday, March 5, 2020 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering replay PIN 13698256.

An archived version of the call will also be available upon completion on the Investor Relations section of TrueCar's website at ir.true.com.

About TrueCar

TrueCar is a leading automotive digital marketplace that enables car buyers to connect to our network of 16,500 Certified Dealers. We are building the industry's most personalized and efficient car buying experience as we seek to bring more of the purchasing process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new and used cars -- all with a clear view of what's a great deal. When they are ready, TrueCar will enable them to connect with a local Certified Dealer who shares in our belief that truth, transparency and fairness are the foundation of a great car buying experience. As part of our marketplace, TrueCar powers car-buying programs for over 250 leading brands, including USAA, Sam’s Club, and American Express. Nearly half of all new-car buyers engage with TrueCar powered sites, where they buy smarter and drive happier. TrueCar is headquartered in Santa Monica, California, with offices in Austin, Texas and Boston, Massachusetts.

For more information, please visit www.truecar.com, and follow us on Facebook or Twitter. TrueCar media line: +1-844-469-8442 (US toll-free) | Email: pr@truecar.com

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our expectations regarding future Adjusted EBITDA margins. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, or SEC, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019 filed with the SEC and our Annual Report on Form 10-K for the year ended December 31, 2019 to be filed with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

Investor Relations Contact
Danny Vivier
Vice President, Investor Relations & Strategic Finance
424-258-8771
investors@true.com

Public Relations & Media Contact
Shadee Malekafzali
Senior Director, Public Relations
424-258-8694
shadee@true.com